As filed with the Securities and Exchange Commission on January 9, 2015 .

Registration No. 333- 200529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Punto Group, Corp.

(Exact name of registrant as specified in its charter)

Nevada	7372	61-1744826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Punto Group, Corp.

1810 E. Sahara Ave., Office 216

Las Vegas, NV 89104

(702) 605-0605

Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer ¨       Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.02	$80,000	$10.91

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

PUNTO GROUP, CORP.

4,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Punto Group, Corp. and no public market currently exists for the securities being offered.  We are offering for sale 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Andrei Kriukov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

There is no assurance that all or any portion of the shares offered by us will be sold. We may not raise sufficient funds to cover our offering expenses. Punto Group, Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Punto Group, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED _________________, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF BUSINESS	18
LEGAL PROCEEDINGS	22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
PLAN OF DISTRIBUTION	25
DESCRIPTION OF SECURITIES	26
INDEMNIFICATION	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	27
EXPERTS	27
AVAILABLE INFORMATION	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	27

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. you should not rely on any unauthorized information. this prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. the information in this prospectus is current as of the date on the cover. you should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Punto Group, Corp.” refers to Punto Group, Corp. The following summary does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common stock.

PUNTO GROUP, CORP.

Punto Group, Corp. intends to develop the internet-based project management software for small business. Our project management software enables organizations to plan, manage and execute any business projects. Our software applications will help organizations better optimize all kind of project resources and plan and control all business processes online. We are going to provide an online service of the project management system, a mobile application, and technical support. Our online system and software applications address a broad range of business activity, from planning to task execution. We intend to offer a complete solution for small businesses that allows them to manage projects online with easy access to the user's files in real time and project’s team collaboration. .. The main result for businesses is mobility in decision-making and real-time projects’ operation controlling online. We believe that our system is easy-to-use, highly productive and offer real-time project management in any location. However, there is no assurance that we will achieve our business objectives in the future. There is no guarantee that we will sell the minimum amount of the shares we need to start our operations or assurance that we will generate any revenue.

We are a development stage company and intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $ 32,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located there at 1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104. Our phone number is (702) 605-0605.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (September 2, 2014) through September 30, 2014, reports no revenues and a net loss of $417. Our independent registered public accounting firm has issued an audit opinion for Punto Group, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have formed the Company, developed our business plan and product concept.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, construct and sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Punto Group, Corp.
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds If 25% of the shares sold: If 50% of the shares sold: If 75% of the shares sold: If 100% of the shares sold:	$20,000 $40,000 $60,000 $80,000 There is no assurance that all or any portion of the shares offered by us will be sold.
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Andrei Kriukov.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000. We may not raise sufficient funds to cover our offering expenses.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The following table summarizes our consolidated financial data. We have derived the summary consolidated statements of operations data for the period from September 2, 2014 (inception) through September 30, 2014.

Financial Summary	September 30, 2014 ($) (Audited)
Cash and Deposits	1,300
Total Assets	1,300
Total Liabilities	1,717
Total Stockholder’s Deficit	417

Statement of Operations	Accumulated From September 2, 2014 (Inception) to September 30, 2014 ($) (Audited)
Total Expenses	417
Net Loss for the Period	(417)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND MAY BE UNABLE TO ACHIEVE OR SUSTAIN PROFITABILITY OR ACCURATELY PREDICT OUR FUTURE RESULTS.

We were formed in September 2, 2014 and to date, have been involved primarily in organizational activities and obtaining financing. As of the period from Inception (September 2, 2014) to September 30, 2014, we had a net loss of $417. Development stage companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our business, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

As such, we have a very limited operating history of selling our products and professional services to third parties. Our limited operating history makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment. We expect to have significant operating expenses in the future to further support and grow our business, including expanding the range of integrations between our software and third-party applications and platform, expanding our direct and indirect sales capabilities, pursuing acquisitions of complementary businesses, investing in our data center infrastructure and research and development and increasing our international presence, and as a result we may be unable to achieve or sustain profitability or accurately predict our future results.

We require minimum funding of approximately $ 32,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Andrei Kriukov, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Kriukov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

You should not consider our start up as indicative of our success, and we cannot assure you that we will achieve profitability in the future, nor that if we do become profitable, we will sustain profitability.

WE DO NOT CURRENTLY HAVE ANY CUSTOMERS. ANY FAILURE TO OFFER HIGH-QUALITY CUSTOMER SERVICE MAY ADVERSELY AFFECT OUR RELATIONSHIPS WITH OUR FUTURE CUSTOMERS AND OUR FINANCIAL RESULTS.

We do not currently have any customers. Our future customers depend on our customer success organization to manage the post-sale customer lifecycle, including to implement new online-system for our customers, provide training and ongoing education services and resolve technical issues relating to our applications. We may be unable to respond quickly enough to accommodate short-term increases in demand for our customer success services. We also may be unable to modify the format of our customer success services to compete with changes in similar services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the reliable functional operation of our applications, our business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality customer service, or a market perception that we do not maintain high-quality customer service, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers and our business, operating results and financial position.

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in development of online project management system. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of September 30, 2014, we had cash in the amount of $1,000 and liabilities of $1,717. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

AS OF TODAY WE HAVE NOT YET DEVELOPED ANY SOFTWARE AND THERE IS NO ASSURANCE THAT WE EVER DEVELOP ANY SOFTWARE.

We have not yet developed any software for this business and we cannot guarantee we ever develop any software.  You are likely to lose your entire investment if we cannot develop and profitably sell our software.

WE CURRENTLY HAVE NO PROTECTION BY ANY TRADEMARKS, PATENTS AND/OR OTHER INTELLECTUAL PROPERTY REGISTRATIONS. OUR SOLE SOFTWARE DEVELOPER HAS NOT ENTERED INTO A CONTRACT GOVERNING THE OWNERSHIP OF ANY DEVELOPED INTELLECTUAL PROPERTY ASSETS. IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR PROPOSED BUSINESS WILL FAIL.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. Our sole software developer has not entered into a contract governing the ownership of any developed intellectual property assets. Because we have not taken steps to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our software programs. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not garnered any customers and have yet to generate revenues. While we have plans for marketing our business, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed business will gain wide acceptance in its target market or that we will be able to effectively market our service. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Andrei Kriukov, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its first prospective customers to buy our service.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell software at prices which generate a profit.

WE CANNOT PREDICT THE SPEED OF TECHNOLOGY CHANGES IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our product and service competitive in the market. Therefore, we must start our business with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competitors may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

IF WE ARE UNABLE TO COMPLETE OUR PRODUCT AND SERVICE PROGRAMMING AND DEVELOPING WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our project management online system and application and we have no revenues from the sale or use of our service and product. The success of our proposed business will depend on the completion and the acceptance of our system by the general public. Achieving such acceptance will require significant marketing investment. Our product and service, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If our product is not accepted at sufficient levels, our business will fail.

THE MARKETS IN WHICH WE PARTICIPATE ARE INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

The overall market for project management online system is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new applications. Many of our competitors and potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets and significantly greater resources than we do. Some of our smaller competitors may offer applications on a stand-alone basis at a lower price than us due to lower overhead or other factors, while some of our larger competitors may offer applications at a lower price in an attempt to cross-sell additional products in the future or retain a customer using a different application.

We believe there are a limited number of direct competitors that provide a comprehensive product and service. However, we face competition both from point solution providers, including legacy on-premise enterprise systems, and other internet-based management software vendors that may address one or more of the functional elements of our applications, but are not designed to address a broad range of enterprise work management needs. In addition, we face competition from manual processes and traditional tools, such as paper-based techniques, spreadsheets and email.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Kriukov, our sole officer and director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Kriukov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Kriukov for all of our operations. The loss of Mr. Kriukov would have a substantial negative effect on our company and may cause our business to fail. Mr. Kriukov has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues.  There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Kriukov’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Kriukov, our sole officer and director will only be devoting limited time to our operations.  He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Mr. Kriukov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

WE RELY ON THIRD-PARTY SOFTWARE THAT IS REQUIRED FOR THE DEVELOPMENT AND DEPLOYMENT OF OUR APPLICATIONS, WHICH MAY BE DIFFICULT TO OBTAIN OR WHICH COULD CAUSE ERRORS OR FAILURES OF OUR APPLICATIONS.

We rely on software licensed from or hosted by third parties to offer our applications. In addition, we may need to obtain licenses from third parties to use intellectual property associated with the development of our applications, which might not be available to us on acceptable terms, or at all. Any loss of the right to use any software required for the development, maintenance and delivery of our applications could result in delays in the provision of our applications until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party software could result in errors or a failure of our applications, which could harm our business. We are going to use software for creating our online project management software. The set of software we need includes Qt Software, Eclipse, Embarcadero Delphi XE7. We are going to buy mentioned software when we will start our operations. We believe that we cannot create our software without these programming tools. Our operations depend on these software. As of today, we have not contacted any software providers and do not have any current agreements with software providers. All services and prices are publicly open on their official websites.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATED TO THIS OFFERING

OUR PRESIDENT, MR. KRIUKOV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Kriukov does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on September 2, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least half of the shares and we receive the proceeds in the amount of $ 32,000 from this offering, we may have to seek alternative financing to implement our business plan.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are a development stage company and have generated no revenue to date. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause interests of purchasers of securities in this offering to be diluted.  Such dilution will negatively affect the value of investors’ shares.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Punto Group, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Mr. Kriukov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Kriukov’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE WILL BE SUBJECT TO THE 15(D) REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, UPON EFFECTIVENESS OF THIS REGISTRATION STATEMENT WHICH DOES NOT REQUIRE A COMPANY TO FILE ALL THE SAME REPORTS AND INFORMATION AS A FULLY REPORTING COMPANY.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees $	Fees $	Fees $	Fees $
Gross proceeds	20,000	40,000	60,000	80,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	12,000	32,000	52,000	72,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Establishing an office	2,000	2,500	3,500	4,000
Professional Software	-	3,000	4,000	4,500
Serever and Workstations	-	5,000	7,000	13,000
Research and Development	-	1,500	3,000	5,000
Website and app development	-	2,000	3,000	4,500
Marketing and Sales	-	8,000	21,500	31,000

The above figures represent only estimated costs. If necessary, Mr. Kriukov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Kriukov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Kriukov. Mr. Kriukov will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2014 was negative $417 .. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2014.

The following table sets forth as of September 30, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.02	0.02	0.02	0.02
Post offering net tangible book value	11,583	31,583	51,583	71,583
Post offering net tangible book value per share	0.0023	0.0053	0.0074	0.0089
Pre-offering net tangible book value per share	0	0	0	0
Increase (Decrease) in net tangible book value per share after offering	0.0023	0.0053	0.0074	0.0089
Dilution per share	0.0177	0.0147	0.0126	0.0111
% dilution	88%	74%	63%	55%
Capital contribution by purchasers of shares	20,000	40,000	60,000	80,000
Capital Contribution by existing stockholders	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	83,33%	90.91%	93.75%	95.24%
Percentage capital contributions by existing stockholders	16,67%	9.09%	6.25%	4.76%
Gross offering proceeds	20,000	40,000	60,000	80,000
Anticipated net offering proceeds	12,000	32,000	52,000	72,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000
Total shares issued and outstanding	5,000,000	6,000,000	7,000,000	8,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $1,000 as of September 30, 2014.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Andrei Kriukov, our President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of September 30, 2014, Mr. Kriukov advanced us $1,717. Mr. Kriukov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $ 32,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. The current rate at which we use funds in our operations is approximately $833 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately one and a half month. Our principal executive offices are located at 1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104. Our phone number is (702) 605-0605.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, software, server and workstations, hiring sales personnel and entering into agreements with new clients. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

 Establish Our Office

1-3 months

$ 2,000 -$4,000

We lease the office in Las Vegas, Nevada and require the necessary equipment to continue operations. We plan to purchase office equipment such as telephones, fax, office supplies and furniture. We also need to organize place for our server (data center). We believe that it will cost at least $ 2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 50% and 75% of the shares offered we will buy better equipment with advanced features that will cost us $2,500 and $3,500 accordingly .. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $4,000.

Website and App Development

3-5 months

$2,000-$4,500

We plan to develop our website and application for mobile devices. We are going to finish this step in the end of 5th month of our operation. Our sole officer and director, Andrei Kriukov will be in charge of registering our web domain and find affordable hosting with advanced features. As of the date of this prospectus we have not yet identified or registered any domain names for our website. But we plan to find easy-to-remember name for better promotion. We plan to hire a web-studio for creating design and CSS and HTML code. We do not have any written agreements with any web designers at current time. Our President, Andrei Kriukov will be responsible for the content and programming online project management system and application. All activities regarding our business will occur at our Las Vegas office.

The website development costs, including site design and implementation will be approximately $2,000. The web site require Flash, Java, HTML 5 support. If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed website, therefore developing cost will be $3,000 and $4,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Buying Professional Software

4-5 months

$3,000-$4,500

We are going to buy professional software for programming our project management online system and application. We plan to buy advanced license for many workstations in case our business will develop. We need professional development tools for ASP.NET programming language as Macromedia HomeSite (Adobe Systems), Eclipse Java development tools (JDT) and Eclipse C++. Also we need Microsoft development tools software and mobile application iOS SDK and Android SDK software. We are going to buy Antivirus Software to defense our server and customers data.  Our director will be responsible for programming. We have to buy minimum set of software for $3,000 in case we sell 50% of the shares. If we sell 75% and 100% of the shares we will buy additional extensions to develop more sophisticated online project management software, we need $4,000 and $4,500 accordingly.

Buying Server and Workstations

8-9 months

Minimum $5,000

We need to buy a computer server (data center) to operate all customers’ data. We need Dell PowerEdge M1000e server or equivalent with advanced hardware requirements. With the growth of our customer base, we need to conclude an agreement with the service provider server maintenance. We plan to buy workstations with advanced hardware suitable for software programming. If we sell 50% shares in this offering, the purchase costs of the server and workstations will be approximately $5,000. If we sell 75% of the shares offered we will buy more professional server and workstations with additional hardware and equipment with advanced features that will cost us approximately $7,000. In the event we sell all of the shares offered we will buy more advanced equipment and it will cost approximately $13,000.

Research and Development

8-12 months

$1,500-$5,000

Research and development costs related to the development of our software applications are generally recognized as incurred. We have devoted our product development efforts primarily to enhancing the functionality, and expanding the capabilities, of our applications. We expect that our research and development expenses will continue to increase in absolute dollars as we increase our research and development headcount to further strengthen and enhance our applications. We plan to spend minimum $1,500 for research and development process.

Marketing and Sales

9-12 months

$8,000-$ 31,000

Our sole officer and director, Andrei Kriukov, will be responsible for marketing of our product and our service. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We believe that the key marketing strategy for our type of business is online marketing. One of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost effective way. We will use online marketing tools such as banner advertising and organic search, business communities. Also, social computing tools and services tend to focus primarily on communication systems that allow users to interact and share data, and collaborative systems that enable information sharing and collaboration among users.

We expect that sales and marketing expenses will increase as a result of our expected growth, and sales and marketing expenses may fluctuate as a percentage of total revenues due to the timing of such expenses, in any particular quarterly or annual period.

We also plan to attend shows and exhibitions in our industry to come face to face and find new business opportunities and partners. We intend to spend at least $8,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Andrei Kriukov, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Kriukov has agreed to commit more time as required. Because Mr. Kriukov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees $	Fees $	Fees $	Fees $
TOTAL	12,000	32,000	52,000	72,000
SEC reporting and compliance	10,000	10,000	10,000	10,000
Establishing an office	2,000	2,500	3,500	4,000
Professional Software	-	3,000	4,000	4,500
Serever and Workstations	-	5,000	7,000	13,000
Research and Development	-	1,500	3,000	5,000
Website and app development	-	2,000	3,000	4,500
Marketing and Sales	-	8,000	21,500	31,000

DESCRIPTION OF BUSINESS

In General

We were incorporated in Nevada State on September 2, 2014. We lease the office in Las Vegas, Nevada and plan to start our operations. Our business office is located at 1810 E. Sahara Ave., Office 216, Las Vegas, NV 89104. Our phone number is (702) 605-0605.

Punto Group, Corp. are going to provide internet-based project management software for small business. Our project management software enables organizations to plan, manage and execute any business projects. Our software application will help organizations better optimize all kind of project resources and plan and control all business processes online. We will provide an online service of the project management system, a mobile application, and technical support. Our online system and software applications address a broad range of business activity, from planning to task execution. We intend to offer a complete solution for small businesses that allows them to manage projects online with easy access to the user's files in real time and project’s team collaboration. However, there is no assurance that we will achieve our business objectives in the future. There is no guarantee that we will sell the minimum amount of the shares we need to start our operations or assurance that we will generate any revenue.

Background

According to Wikipedia p roject management is the process and activity of planning, organizing, motivating, and controlling resources, procedures and protocols to achieve specific goals in scientific or daily problems. A project is a temporary endeavor designed to produce a unique product, service or result with a defined beginning and end (usually time-constrained, and often constrained by funding or deliverables), undertaken to meet unique goals and objectives, typically to bring about beneficial change or added value. The temporary nature of projects stands in contrast with business as usual (or operations), which are repetitive, permanent, or semi-permanent functional activities to produce products or services. In practice, the management of these two systems is often quite different, and as such requires the development of distinct technical skills and management strategies.

Project management includes developing a project plan, which includes defining and confirming the project goals and objectives, identifying tasks and how goals will be achieved, quantifying the resources needed, and determining budgets and timelines for completion. It also includes managing the implementation of the project plan, along with operating regular 'controls' to ensure that there is accurate and objective information on 'performance' relative to the plan, and the mechanisms to implement recovery actions where necessary.

Project management is the application of knowledge, skills and techniques to execute projects effectively and efficiently. It’s a strategic competency for organizations, enabling them to tie project results to business goals and thus, better compete in their markets. According to Project Management Institute p roject management knowledge draws on ten areas:

Integration	Scope	Time
Cost	Quality	Procurement
Human resources	Communications	Risk management
Stakeholder management

The development of information technology and the Internet enables to create new project management tools. Many companies use project management software in order to optimize their business. Web-based services are having an impact on more traditional service delivery mechanisms.

All materials presented in this prospectus were not prepared for us. We gathered all general information form publicly available information sources.

We are going to develop a special project management software for small business. Our software will help to small business in their daily operations. We will be developing easy-to-use tools for people who organize their own business and would like to optimize it with project management system approach. We intend to offer online internet-based project management system and mobile application. To work in our online system will require only a browser, mobile devise, internet connection and clients get access to projects from anywhere and at any time. We are creating easy website navigation and friendly design for our customers. The key idea of our business is providing the convenience, portability, ease of use and accessibility tools for any entrepreneur.

Our software can be used with any web browser and mobile device supported by Android or iOS. The browser should support Java and Flash technologies.  The mobile app will be prepared for Android and iOS mobile platforms. Our potential clients will meet with web navigation regarding key project management processes: time management and controlling, cost analyzing and controlling, scope management, quality management, The  project management tools will be used in software such as Milestone Checklist (Milestones are a tool used in project management to mark specific points along a project timeline. These points may signal anchors such as a project start and end date, a need for external review or input and budget checks, among others. In many instances, milestones do not impact project duration. Instead, they focus on major progress points that must be reached to achieve success) and Gantt Chart (Gantt chart illustrates the project schedule and shows the project manager the interdependencies of each activity. Gantt charts are universally used for any type of project from construction to software development).

We will technically support our potential clients by sending them tutorials and instruction and chat with them online in case technical problems.

There is no assurance that we will achieve our business objectives in the future and our software will be on demand in the future. There is no guarantee that we will sell the minimum amount of the shares we need to start our operations or assurance that we will generate any revenue.

Exiting Project Management Online Systems and Software Overview

One of the most common project management software tool types is scheduling tools. Scheduling tools are used to sequence project activities and assign dates and resources to them. The detail and sophistication of a schedule produced by a scheduling tool can vary considerably with the project management methodology used, the features provided and the scheduling methods supported. According to Wikipedia s cheduling tools may include support for:

- Multiple dependency relationship types between activities.

- Resource assignment and leveling.

- Critical path.

- Activity duration estimation and probability-based simulation.

- Activity cost accounting.

- Providing information.

Project planning software can be expected to provide information to various people or stakeholders, and can be used to measure and justify the level of effort required to complete the project. Typical requirements might include:

- Overview information on how long tasks will take to complete.

- Early warning of any risks to the project.

- Information on workload, for planning holidays.

- Evidence.

- Historical information on how projects have progressed, and in particular, how actual and planned performance are related.

- Optimum utilization of available resource.

- Cost maintenance.

- Collaboration with each teammates and customers.

- Instant communication to collaborators and customers.

The project management software could be divided on the following types:

Desktop

Project management software has been implemented as a program that runs on the desktop of each user. Project management tools that are implemented as desktop software are typically single-user applications used by the project manager or another subject matter expert, such as a scheduler or risk manager.

Web-based

Project management software has been implemented as a web application to be accessed using a web browser. This may also include the ability to use a smartphone or tablet to gain access to the application. Software as a Service (SaaS) is also web-based and has become a common delivery model for many business applications, including Project Management, Project Management Information System (PMIS) and Project Portfolio Management (PPM). SaaS is typically accessed by users using a thin client via a web browser.

Personal

A personal project management application is one used at home, typically to manage lifestyle or home projects. There is considerable overlap with single user systems, although personal project management software typically involves simpler interfaces. See also non-specialised tools below.

Single user

A single-user system is programmed with the assumption that only one person will ever need to edit the project plan at once. This may be used in small companies, or ones where only a few people are involved in top-down project planning. Desktop applications generally fall into this category.

Collaborative

A collaborative system is designed to support multiple users modifying different sections of the plan at once; for example, updating the areas they personally are responsible for such that those estimates get integrated into the overall plan. Web-based tools, including extranets, generally fall into this category, but have the limitation that they can only be used when the user has live Internet access. To address this limitation, some software tools using client–server architecture provide a rich client that runs on users' desktop computer and replicate project and task information to other project team members through a central server when users connect periodically to the network. Some tools allow team members to check out their schedules (and others' as read only) to work on them while not on the network. When reconnecting to the database, all changes are synchronized with the other schedules.

Integrated

An integrated system combines project management or project planning, with many other aspects of company life. For example, projects can have bug tracking issues assigned to each project, the list of project customers becomes a customer relationship management module, and each person on the project plan has their own task lists, calendars, and messaging functionality associated with their projects.

Non-specialized tools

While specialized software is common, software that is not project management-specific is often used in the management of projects. In particular, office productivity tools are used by most project managers.

We will provide web-based type of project management software because we believe that this type is a priority solution for modern customers.

Our Product and Service

We will provide an online service for small business to manage their personal or business projects. We will be developing easy-to-use tools for people who organize their own business and would like to optimize it with project management system approach. We intend to offer online internet-based project management system and mobile application. To work in our online system will require only a browser, mobile devise, internet connection and clients get access to projects from anywhere and at any time. We are creating easy website navigation and friendly design for our customers. The key idea of our business is providing the convenience, portability, ease of use and accessibility tools for any entrepreneur.

Online Project Management System

We are going to develop a website for project management online. Our potential clients will get access to our web-platform and can organize a project. It helps to keep all project data in one place. Customers can work effectively with instant email notifications and the built-in collaboration features on projects and tasks. We will provide our future customers with free and premium access. It is possible to manage one project with limited operations with free access. Premium access allows to work with many projects with any resources.  The website supports all Internet protocols and technologies such as HTML 5, Flash, Java and etc.

Mobile Application

We will develop an application for project management. This application will be integrated with our website. Our future customers can download the application to their mobile device from the website.

Technical Support

We plan to provide technical support service for our future customers. We are going to set up online hotline, forum and guest book forms for communication concerning technical troubles with our website or application.

Customer Segments

Our important customers are small business companies that just established their business or already sell their service and products. We are focused on small businesses because they don't have even enough money to pay expensive consultants for project management or software. This type of customers first need in a simple and inexpensive project management system, which will allow them to quickly solve their projects’ tasks. Many of our future customers even do not have an office or place to do their operations. We are developing an application for the most popular mobile platforms – iOS and Android. It helps to our future clients to manage a project online.

We divide our clients on 2 groups. The first has never met with project management systems. The second has known the main subject but never managed a project online. We will create convenient environment for both of them and believe that will easy manage their project with our system.

Competition

The overall market for project management online systems is rapidly evolving and subject to changing technology, shifting customer needs and frequent introductions of new systems and applications. We believe there are a limited number of direct competitors that provide an online project management systems for small business offering. However, we will face competition both from project management software companies and cloud-based online systems. Many of our competitors have long history and image. According to Project Management Institute t here are list of the top project management web-software in 201 4 :

1) Ace Project

2) Teamwork

3) Wrike

4) LiquidPlanner

5) Comindware Project

Primarily we focus on the needs of small business given their particular simplicity of operations and management of the mono project

The principal competitive factors in our market are application functionality, ease of use of applications, total cost of ownership, levels of customer support, brand reputation, capability for integration of applications, ability respond to customer needs. We believe that we compete favorably on the basis of these factors.

Marketing

Our sole officer and director, Andrei Kriukov, will be responsible for marketing of our services. The marketing and advertising will be targeted to small business.

We believe that our business should be promoted with using online marketing tools:

-

Google Adwords. It is an online advertising service that places advertising copy at the top, bottom, or beside, the list of search results Google displays for a particular search query.

-

Social Nets. Nowadays Facebook, Twitter, Instagram, YouTube are the most popular social nets which are using for advertising. There are million subscribers that spend a lot of time there. We plan to create virtual societies to advertise our service there.

-

Apple Store and Google Play. We will sell our application mobile devices there.

-

Webinars. We are going to deliver online lectures for our potential clients to meet them with our service and application.

We believe that our clients will recommend our service to business society.

Even if we are able to obtain sufficient number of customers to buy our services, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

Revenue

We're going to generate our income from the premium access, app sales and the sale of additional space on our server. We also will use our website and application such as platform for other companies advertisement which are interested in our potential customers.   However, there is no assurance that we will generate any revenue after completion our offering or ever generate any revenue.

Our customers will pay for using of our online service and application. Our subscription agreements will be one to three years.

We will sell license to new customers. We generally recognize the license fee portion of the arrangement in advance, provided all revenue recognition criteria are satisfied. Our license agreements are typically one year.

Professional services revenue related to implementation, data extraction, integration and configuration and training on our online system and  application. We generally recognize the revenue associated with these professional services on a time and materials basis as we deliver the services or provide training to our customers.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Office

Our business office is located at 1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104. Our phone number is (702) 605-0605. We lease this office in Sahara Business Center, Las Vegas from September 30, 2014.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Andrei Kriukov.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Andrei Kriukov 1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104	39	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Andrei Kriukov has acted as our President, Treasurer, Secretary and sole Director since our incorporation on September 2, 2014. There was no any arrangement or understanding between Mr. Kriukov and any other person(s) pursuant to which he was selected as a director of the company. Mr. Kriukov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Kriukov was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. For the last seven years, Mr. Kriukov has been working as a freelance project manager in IT. Mr. Kriukov worked for many companies in IT industry around the world such as freelance project manager. He worked for LLC Nowanet (Poland),  LLC Opositif Communication (France), Otimize IT (Brazil), LLC Frex Software (Canada), LLC Bitrax Inet (England). He was responsible for IT projects management. Ha has been consulting companies in project management software and solve the projects problems. He created project management tools for every specific project, controlled and prepared analysis of project’s efficiency. Mr. Kriukov intends to devote 20 hours a week of his time to planning and organizing activities of Punto Group, Corp. Once we expand operations, and are able to attract more customers to purchase our product, Mr. Kriukov has agreed to commit more time as required. Because Mr. Kriukov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Mr. Kriukov has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Mr. Kriukov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kriukov’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Andrei Kriukov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 2, 2014 until September 30, 2014:

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total
Principal		($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
Position				($)	($)	Compensation	Compensation	($)
						($)	Earnings (S)
Andrei Kriukov, President, Secretary and Treasurer	September 2, 2014 until September 30, 2014
		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Kriukov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 30, 2014:

Name	Fees	Stock	Option	Non-Equity	Nonqualified	All Other	Total
	Earned	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
	or Paid	($)	($)	Compensation	Compensation	($)
	in Cash			($)	Earnings
	($)				($)
Andrei Kriukov	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrei Kriukov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On October 8, 2014, we issued a total of 4,000,000 shares of restricted common stock to Andrei Kriukov, our sole officer and director in consideration of $4,000. Further, Mr. Kriukov has advanced funds to us. As of January 9, 2015 , Mr. Kriukov advanced us $1,717. There is no due date for the repayment of the funds advanced by Mr. Kriukov. The obligation to Mr. Kriukov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Kriukov or the repayment of the funds to Mr. Kriukov. The entire transaction was oral. Mr. Kriukov’s verbal agreement to fund SEC registration costs is non- binding and discretionary. Mr. Kriukov is providing us office space free of charge and we have a verbal agreement with Mr. Kriukov that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of Sep by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of	Amount and Nature of	Percentage
	Beneficial Owner	Beneficial Ownership
Common Stock	Andrei Kriukov	4,000,000 shares of common stock (direct)	100%
	1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.02 per share.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares of common stock to be sold by us will be sold on our behalf by Andrei Kriukov, our sole executive officer and director. He will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

In connection with the Company’s selling efforts in the offering, Mr. Kriukov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Kriukov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kriukov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kriukov is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kriukov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kriukov will not and has not participated in the selling of any securities for any issuer more than once every twelve months.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Punto Group, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of October 8, 2014, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Andrei Kriukov owns 4,000,000.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest  directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Punto Group, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Hillary CPA Group our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group has presented its report with respect to our audited financial statements.

LEGAL MATTERS

John T. Root, Jr. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group.

Our financial statements from inception to September 30, 2014, immediately follow:

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders

Punto Group, Corp.

1810 E Sahara Avenue, Suite 216

Las Vegas, Nevada 89104

We have audited the accompanying balance sheet of Punto Group, Corp. (a Nevada corporation) as of September 30, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s operating losses raise doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014 and the results of its operations and its cash flows for the period from September 2, 2014 (Inception) through September 30, 2014 in conformity with U.S. generally accepted accounting principles as required by paragraph (h) of PCAOB interim auditing standard AU508.08.

David L. Hillary, Jr., CPA, CITP

Indianapolis, Indiana

 October 28, 2014

_____________________________________________________________________________________

5797 East 169th Street, Suite 100 Noblesville, IN 46062   317‐222‐1416   www.HillaryCPAgroup.com

PUNTO GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
SEPTEMBER 30, 2014 (Audited)
ASSETS
CURRENT ASSETS
Cash	$ 1,000
Deposit	$ 300
TOTAL ASSETS	$ 1,300

LIABILITIES
Current Liabilities
Loan Payable – Related Party	$ 1,717
TOTAL LIABILITIES	$ 1,717

STOCKHOLDERS’ EQUITY
Common stock, authorized 75,000,000; $0.001 par value;
0 shares issued and outstanding at September 30, 2014	$ -
Profit (Loss) accumulated during the development stage	$ (417)
Total Stockholders’ Equity	$ (417)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 1,300

The accompanying notes are an integral part of these financial statements.

PUNTO GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (Audited)
From Inception (September 2, 2014) through September 30, 2014
Operating activities:
Net Income	$ (417)
Adjustment to reconcile net loss to net cash provided by operations:
(Increase)/Decrease in Deposits	$ (300)
Net cash provided by operating activities	$ (717)

Financing activities:
Proceeds from issuance of common stock	$ -
Due to related party	$ 1,717
Net cash provided by financing activities	$ 1,717

Investing activities:
Net cash provided by investing activities	$ -

Net increase in cash	1,000

Cash, beginning of period	$ -
Cash, end of period	$ 1,000

The accompanying notes are an integral part of these financial statements.

PUNTO GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (Audited)
From Inception (September 2, 2014) through September 30, 2014

REVENUES
Sales	$ -
Total Income	$ -

Operating Expenses:
Filing Fees	$ 117
Rent	$ 300
Total Expenses	$ (417)

Income Before Income Tax	$ (417)

Provision for Income Tax	$ -

Net Income for Period	$ (417)

Net gain (loss) per share:
Basic and Diluted	$ -

Weighted average number of shares outstanding: Basic and Diluted	0

The accompanying notes are an integral part of these financial statements.

PUNTO GROUP, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN STOCKHOLDERS’ EGUITY From Inception September 2, 2014 To September 30, 2014
	Common Shares		Additional Paid in Capital	Additional Paid-in Capital	Accumulated Gain (Deficit)	Total Shareholders’ Equity
	Number of Shares	Par Value
Balances, September 2, 2014 (Inception)	-	$ -	$ -	$ -	$ -	$ -
Common Shares issued:						-
Net gain (loss)					(417)	(417)
Balance, September 30, 2014	-	$ -	$ -	$ -	$ (417)	$ (417)

The accompanying notes are an integral part of these financial statements.

PUNTO GROUP, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

Note 1: Organization and Basis of Presentation

Punto Group, Corp. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on September 2, 2014.

The Company is in the development phase as defined under Accounting Standards Codification (“ASC”)

915-205 “Development-Stage Entities.” As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Financial Statements and related disclosures as of September 30, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Punto

Group, Corp.,” “we,” “us,” “our” or the “company” are to Punto Group, Corp. and any subsidiaries.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” defines fair value,

establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values.  These financial instruments include cash, accrued liabilities and notes payable.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per

Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss)

                                                                                     F-6

PUNTO GROUP, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

available to common stockholders by the weighted average number of outstanding common shares during the period.  Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Revenue Recognition

The  Company  recognizes  revenue  when  products  are  fully  delivered  or  services  have  been  provided  and collection is reasonably assured. No revenue has been earned since inception.

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Debt

On September 2, 2014, Andrey Kryukov, the Director and President of the Company, made the initial deposit to the Company bank account in the amount $1,717 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

Note 6: Capital Stock

As of September 30, 2014 there has been no stock issued.

Note 7: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC

Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i)

taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties,

accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions for the reporting period presented.

                                                                                            F-7

PUNTO GROUP, CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2014

Note 8: Related Party Transactions

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving a significant shareholder. The nature and details of the transaction are described in Note 4.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued.

In October 8, 2014, the Company issued 4,000,000 shares at $0.001 per share for total proceeds of $4,000.

As  of  the  date  the  financial  statements  were  available  to  be  issued,  the  Company  had  4,000,000  shares issued and outstanding.

Note 10: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended September 30, 2014, the Company had a net loss of $717.00 The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

                                                                                                F-8

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

PUNTO GROUP, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. Other Expenses Of Issuance And Distribution

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10,91
Auditor Fees and Expenses	$2,800
Legal Fees and Expenses 3000	$500
EDGAR fees	$1,500
Transfer Agent Fees	$3,200
TOTAL	$8,010.91

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. Indemnification Of Director And Officers

Punto Group, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Punto Group, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. Recent Sales Of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Andrei Kriukov		4,000,000	$4,000.00
1810 E. Sahara Ave., Office 216 Las Vegas, NV 89104	October 8, 2014

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of John T. Root, Jr. *
23.1	Consent of Hillary CPA Group
23.2	Consent of John T. Root, Jr. (contained in exhibit 5.1 *
99.1	Form of Subscription

* Previously filed

ITEM 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 349(b) (§230.349(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 349(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 349;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Las Vegas, Nevada, United States of America January 9, 2015 ..

PUNTO GROUP, CORP.

By:	/s/	Andrei Kriukov
	Name:	Andrei Kriukov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrei Kriukov
Andrei Kriukov	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 9, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of John T. Root, Jr. *
23.1	Consent of Hillary CPA Group
23.2	Consent of John T. Root, Jr. (contained in exhibit 5.1 ) *
99.1	Form of Subscription
*Previously filed